Exhibit 99.1

COSTAR GROUP, INC.
2011 INCENTIVE BONUS PLAN

1.
Purpose.  The purpose of this Plan is to provide certain employees of CoStar Group, Inc. and its Affiliates with incentive compensation based upon the level of achievement of financial, business and other performance criteria.  This Plan is intended to permit the payment of bonuses that may qualify as performance-based compensation under Code Section 162(m).

2.	Definitions.

(a)	“Affiliate” means (i) any entity that, directly or indirectly, is controlled by the Company and (ii) any entity in which the Company has a significant equity interest.

(b)	“Board” means the Board of Directors of the Company.

(c)	“Bonus” means a cash payment made pursuant to this Plan with respect to a particular Performance Period, determined pursuant to Section 8 below.

(d)
“Bonus Formula” means as to any Performance Period, the formula established by the Committee pursuant to Section 6 in order to determine the Bonus amounts, if any, to be paid to Participants based upon the level of achievement of targeted goals for the selected Performance Measures.  The formula may differ from Participant to Participant or business group to business group.  The Bonus Formula shall be of such a nature that an objective third party having knowledge of all the relevant facts could determine whether targeted goals for the Performance Measures have been achieved.

(e)	“Code” means the Internal Revenue Code of 1986, as amended.

(f)
“Committee” means the Compensation Committee of the Board or any subcommittee thereof formed by the Compensation Committee for the purpose of acting as the Committee hereunder.  For purposes of satisfying the requirements of Code Section 162(m) and the regulations thereunder, the Committee is intended to consist solely of “outside directors” as such term is defined in Code Section 162(m).

(g)	“Company” means CoStar Group, Inc., a Delaware corporation.

(h)	“Fiscal Year” means the calendar year.

(i)
“Officer” means an employee of the Company or its Affiliates who is appointed as an officer of the Company or one of its wholly owned subsidiaries by the Board of Directors or the Compensation Committee of the Board of Directors.

(j)	“Participant” means an Officer.

(k)	“Performance-Based Compensation” means compensation that qualifies as “performance-based compensation” within the meaning of Code Section 162(m).

(l)
“Performance Measure” means any one or more of the following performance criteria, either individually, alternatively or in any combination, applied to either Company as a whole or to a region, business unit, Affiliate or business segment, either individually, alternatively or in any combination, and measured either on an absolute basis or relative to a pre-established target, to a previous period’s results or to a designated comparison group, in each case as specified by the Committee:  (i) cash flow (before or after dividends), (ii) earnings or earnings per share (including earnings before interest, taxes, depreciation and amortization), (iii) stock price, (iv) return on equity, (v) total stockholder return, (vi) return on capital or investment (including return on total capital, return on invested capital, or return on investment), (vii) return on assets or net assets, (viii) market capitalization, (ix) economic value added, (x) debt leverage (debt to capital), (xi) revenue, (xii) income or net income, (xiii) operating income, (xiv) operating profit or net operating profit, (xv) operating margin or profit margin, (xvi) return on operating revenue, (xvii) cash from operations, (xviii) operating ratio, (xix) operating revenue, or (xx) customer service.

(m)	“Performance Period” means any Fiscal Year or such other period as determined by the Committee.

(n)	“Plan” means this CoStar Group, Inc. 2011 Incentive Bonus Plan.

(o)
“Predetermination Date” means, for a Performance Period, (i) the earlier of 90 days after commencement of the Performance Period or the expiration of 25% of the Performance Period, provided that the achievement of targeted goals under the selected Performance Measures for the Performance Period is substantially uncertain at such time; or (ii) such other date on which a performance goal is considered to be pre-established pursuant to Code Section 162(m).

3.	Eligibility. The individuals eligible to participate in this Plan for a given Performance Period shall be Officers.

4.	Plan Administration.

(a)
The Plan shall be administered by the Committee.  The Committee shall have full power and authority, subject to the provisions of the Plan and subject to such orders or resolutions not inconsistent with the provisions of the Plan as may from time to time be adopted by the Board, to: (i) select the Participants to whom Bonuses may from time to time be paid hereunder; (ii) determine the terms and conditions, not inconsistent with the provisions of the Plan, of each Bonus; (iii) determine the time when Bonuses will be granted and paid and the Performance Period to which they relate; (iv) certify the achievement of Performance Measures and the maximum amount of the Bonus payable for each Participant in respect of Performance Periods; (v) determine whether payment of Bonuses may be deferred by Participants as provided in Section 8(b); (vi) interpret and administer the Plan and any instrument or agreement entered into in connection with the Plan; (vii) correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Bonus award in the manner and to the extent that the Committee shall deem desirable to carry it into effect; (viii) establish such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan; and (ix) make any other determination and take any other action that the Committee deems necessary or desirable for administration of the Plan.

(b)
Decisions of the Committee shall be final, conclusive and binding on all persons or entities, including the Company, any Affiliate, any Participant and any person claiming any benefit or right under an award or under the Plan.

(c)
Notwithstanding the foregoing, to the extent consistent with Code Section 162(m), the Committee may delegate the responsibility for administering the Plan, subject to such limitations as the Committee deems appropriate.  All references in the Plan to the "Committee" shall be, as applicable, to the Committee or any other committee or officer to whom the Board or the Committee has delegated authority to administer the Plan.

5.
Term.  This Plan shall be effective as of January 1, 2011.  Notwithstanding the foregoing, this Plan shall terminate unless it is approved at the next annual stockholders meeting following the date that the Board adopts this Plan.  Once approved by the Company's stockholders, this Plan shall continue until the earlier of (i) a termination under Section 9 of this Plan, (ii) the date any stockholder approval requirement under Code Section 162(m) ceases to be met or (iii) the date that is five years after the stockholder meeting in 2011.

6.	Bonuses. Prior to the Predetermination Date for a Performance Period, the Committee shall designate or approve in writing, the following:

(a)	Performance Period;

(b)	Positions or names of employees who will be Participants for the Performance Period;

(c)	Targeted goals for selected Performance Measures during the Performance Period; and

(d)	Applicable Bonus Formula for each Participant, which may be for an individual Participant or a group of Participants.

7.	Determination of Amount of Bonus.

(a)
Calculation.  After the end of each Performance Period, the Committee shall certify in writing (to the extent required under Code Section 162(m)) the extent to which the targeted goals for the Performance Measures applicable to each Participant for the Performance Period were achieved or exceeded. The Bonus for each Participant shall be determined by applying the Bonus Formula to the level of actual performance that has been certified by the Committee. Notwithstanding any contrary provision of this Plan, the Committee, in its sole discretion, may eliminate or reduce the Bonus payable to any Participant below that which otherwise would be payable under the Bonus Formula.  The aggregate Bonus(es) payable to any Participant during any Fiscal Year shall not exceed $3 Million.

To the extent consistent with Code Section 162(m), if so determined by the Committee at the time the applicable Performance Measure is adopted, the Committee may appropriately adjust any evaluation of performance under the Performance Measure to (A) eliminate the effects of charges for restructurings, discontinued operations, extraordinary items and all items of gain, loss or expense determined to be extraordinary or unusual in nature or related to the acquisition or disposal of a segment of a business or related to a change in accounting principle all as determined in accordance with standards established by opinion No. 30 of the Accounting Principles Board (APA Opinion No. 30) or other applicable or successor accounting provisions, as well as the cumulative effect of accounting changes, in each case as determined in accordance with generally accepted accounting principles or identified in the Company’s financial statements or notes to the financial statements, and (B) exclude any of the following events that occurs during a Performance Period: (i) asset write-downs, (ii) litigation, claims, judgments or settlements, (iii) the effect of changes in tax law or other such laws or provisions affecting reported results, (iv) accruals for reorganization and restructuring programs and (v) accruals of any amounts for payment under this Plan or any other compensation arrangement maintained by the Company or any Affiliate.

(b)
Right to Receive Payment.  Each Bonus under this Plan shall be paid solely from general assets of the Company and its Affiliates. This Plan is unfunded and unsecured; nothing in this Plan shall be construed to create a trust or to establish or evidence any Participant’s claim of any right to payment of a Bonus other than as an unsecured general creditor with respect to any payment to which he or she may be entitled.

8.	Payment of Bonuses.

(a)
Timing of Distributions. The Company and its Affiliates shall distribute amounts payable to Participants as soon as is administratively practicable following the determination and written certification of the Committee for a Performance Period, but in no event later than March 15 after the end of the calendar year in which the Performance Period ends, except to the extent a Participant has made a timely election to defer the payment of all or any portion of such Bonus under a Company-approved deferred compensation plan or arrangement.

(b)
Payment.  The payment of a Bonus, if any (as determined by the Committee at the end of the Performance Period), with respect to a specific Performance Period requires that the employee be an active employee on the Company’s or its Affiliate’s payroll on the last day of each applicable Performance Period, subject to the terms of any employment agreements in effect prior to the effective date of this Plan and the following:

(i)
Leave of Absence or Non-Pay Status.  A Participant may receive a Bonus while on an approved leave of absence or non-pay status.  Such Bonus shall be prorated in a manner that the Committee determines in it sole discretion.

(ii)
Disability, Workforce Restructuring, Voluntary Severance Incentive Program, Divestiture or Retirement.  To the extent permitted by Code Section 162(m), a Participant who terminates due to disability, participation in a workforce restructuring or voluntary severance incentive program, divestiture or retirement under the Company’s retirement policies may receive a prorated Bonus.  The method in which a Bonus is prorated shall be determined by the Committee in its sole discretion.

(iii)
Death.  The estate of a Participant who dies prior to the end of a Performance Period or after the end of a Performance Period but prior to payment may receive a Bonus or prorated Bonus.  The method in which a Bonus is prorated shall be determined by the Company in its sole discretion.

(c)
Change in Status.  A Participant who has a change in status that results in being ineligible to participate in this Plan or eligible in more than one variable pay plan, including this Plan, in a Performance Period may receive a prorated Bonus, if any (as determined by the Committee at the end of the Performance Period), under this Plan.  The method in which a Bonus is prorated shall be determined by the Company in its sole discretion.

(d)
Code Section 409A.  The Bonuses payable under the Plan are intended to be excluded from coverage under Code Section 409A pursuant to the “short-term deferral rule.”  However, to the extent that any Bonus under the Plan is subject to Code Section 409A, the terms and administration of such Bonus shall comply with the provisions of such Section, applicable IRS guidance and good faith reasonable interpretations thereof, and, to the extent necessary to achieve compliance, shall be modified, replaced, or terminated at the discretion of the Committee.

9.
Amendment and Termination.  The Committee may amend, modify, suspend or terminate this Plan, in whole or in part, at any time, including the adoption of amendments deemed necessary or desirable to correct any defect or to supply omitted data or to reconcile any inconsistency in this Plan or in any Bonus granted hereunder; provided, however, that no amendment, alteration, suspension or discontinuation shall be made which would (i) increase the amount of compensation payable pursuant to such Bonus, or (ii) cause compensation that is, or may become, payable hereunder to fail to qualify as Performance-Based Compensation.

10.	Withholding. Distributions pursuant to this Plan shall be subject to all applicable taxes and contributions required by law to be withheld in accordance with procedures established by the Company.

11.	No Additional Participant Rights.

(a)	No individual or Participant shall have any claim to be granted any Bonus under the Plan, and the Company has no obligation for uniformity of treatment of Participants under the Plan.

(b)
Furthermore, nothing in the Plan or any Bonus granted under the Plan shall be deemed to constitute an employment contract or confer or be deemed to confer on any Participant any right to continue in the employ of, or to continue any other relationship with, the Company or any Affiliate or limit in any way the right of the Company or any Affiliate to terminate a Participant's employment or other relationship at any time, with or without cause.

12.
Successors.  All obligations of the Company or its Affiliates under the Plan with respect to Bonuses shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all the business and/or assets of the Company.

13.
Nonassignment.  The rights of a Participant under this Plan shall not be assignable or transferable by the Participant except by will or the laws of descent and distribution, except to the extent a Participant designates one or more beneficiaries on a Company-approved form who may receive payment under the Plan after the Participant's death.

14.
Severability.  If any provision of the Plan or any Bonus is determined to be invalid, illegal or unenforceable in any jurisdiction, or as to any person, or would disqualify the Plan or any Bonus under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to applicable laws, or, if it cannot be so construed or deemed amended without, in the Committee's determination, materially altering the intent of the Plan or the Bonus, such provision shall be stricken as to such jurisdiction, person or Bonus, and the remainder of the Plan and any such Bonus shall remain in full force and effect.

15.
Governing Law.  The Plan, all Bonuses granted thereunder and all determinations made and actions taken pursuant hereto, to the extent not otherwise governed by the laws of the United States, shall be governed by the laws of the State of Delaware without giving effect to principles of conflicts of law.